EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), effective June 7, 2004 (“Effective Date”), is made and entered into by and between DOLLAR GENERAL CORPORATION (the “Company”), and David Tehle (“Employee”).

W I T N E S S E T H:

WHEREAS, Company desires to employ Employee upon the terms and subject to the conditions hereinafter set forth, and Employee desires to accept such employment;

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Employment Terms

1.

Employment.  Subject to the terms and conditions of this Agreement, Company agrees to employ Employee as Executive Vice President, Chief Financial Officer of Dollar General Corporation.

2.

Term.  The term of this Agreement shall be until the third annual anniversary of the Effective Date (“Term”), unless otherwise terminated pursuant to Paragraphs 7, 8, 9, 10, 11 or 12 hereof.

3.

Position, Duties and Administrative Support.

a.

Position.  Employee shall serve as Executive Vice President, Chief Financial Officer. Employee shall report to the Chief Executive Officer and perform such duties and responsibilities as the CEO may prescribe from time-to-time.

b.

Full-Time Efforts.  Employee shall perform and discharge faithfully, diligently and to the best of his /her ability such duties and responsibilities and shall devote his/her full-time efforts to the business and affairs of Company.  Employee agrees to promote the best interests of Company and to take no action that in any way damages the public image or reputation of Company, its subsidiaries or its affiliates.

c.

Administrative Support.  Employee shall be provided with office space and administrative support commensurate with his/her position.

d.

No Interference With Duties.  Employee shall not devote time to other activities which would inhibit or otherwise interfere with the proper performance of his/her duties, and shall not be directly or indirectly concerned or interested in any other occupation, activity or interest in any business whatsoever other than by reason of holding a non-controlling interest as a shareholder, securities holder or debenture holder in a corporation quoted on a nationally recognized exchange.  Employee may not serve as a member of a board of directors of a for-profit company, other than the Company or any of its subsidiaries or affiliates, during the Term without the express approval of the CEO.

4.

Work Standard.  Employee hereby agrees that he/she shall at all times comply with and abide by all terms and conditions set forth in this Agreement, and all applicable work policies, procedures and rules as may be issued by Company.  Employee also agrees that he/she shall comply with all federal, state and local statutes, regulations and public ordinances governing the performance of his/her duties hereunder.

5.

Compensation.

a.

Base Salary.  Subject to the terms and conditions set forth in this Agreement, Company shall pay Employee, and Employee shall accept, an annual base salary (“Base Salary”) of no less than Four Hundred Thousand Dollars ($400,000).  The Base Salary shall be paid in accordance with Company’s normal payroll practices and may be increased from time to time at the sole discretion of the Company.

b.

Incentive Bonus.  Employee’s incentive compensation for the Term of this Agreement shall be determined under the Company’s bonus program for officers established by the Compensation Committee and amended in its discretion.  The actual bonus paid pursuant to this Paragraph 5(b) shall be based on performance criteria established by the Compensation Committee in accordance with the terms and conditions of the bonus program for officers. For the Company’s fiscal year 2004 only, Employee shall be guaranteed a bonus payment of 65% of his annual base salary, prorated based on employment date, payable in April 2005.

c.

Signing Bonus. As an inducement to accept employment, Employee shall receive from Company, within 30 days of the effective date, a one-time payment of One Hundred Thousand Dollars ($100,000), less appropriate wage deductions.

d.

Stock Based Compensation.  Employee shall be eligible for award grants from time-to-time consistent with the award grants made to similarly situated officers of the Company as governed by the terms of the 1998 Employee Stock Incentive Plan, as may be amended, or any successor plan thereof (the “Stock Plan”), as determined in the sole discretion of the Compensation Committee. As an inducement to accept employment, Employee will be granted an option to purchase 62,800 shares at the first meeting of the compensation committee of the Company’s Board of Directors after Employee’s hire date, at a purchase price as of the close of business on that date. Such grant will vest in four equal installments (25% each year on anniversary of grant date). As an additional inducement to accept employment, Employee will be granted 15,000 shares of restricted stock, pursuant to the terms of the Stock Plan, at the first meeting of the compensation committee following Employee’s hire date. Such shares will vest in three equal installments (approximately 33% each year on anniversary of grant date).

e.

Vacation.  Employee shall be entitled to three weeks paid vacation time within the first year of employment. After five years of employment, Employee shall be entitled to four weeks paid vacation. Vacation time is granted on the anniversary of Employee’s hire date each year. Any available but unused vacation as of the annual anniversary of employment date or at Employee’s termination date shall be forfeited.

f.

Business Expenses.  Employee shall be reimbursed for all reasonable business expenses incurred in carrying out the work hereunder.  Employee shall adhere to the Company’s expense reimbursement policies and shall follow those expense reimbursement procedures that generally apply to other Company employees.

g.

Perquisites.  Employee shall be entitled to receive such other executive perquisites, fringe and other benefits as are provided to officers and their families under any of the Company’s plans and/or programs in effect from time to time and such other benefits as are customarily available to officers of the Company and their families.

6.

Benefits.  During the Term, Employee (and, where applicable, Employee’s eligible dependents) shall be eligible to participate in the various Company welfare benefit plans, practices and policies (including, without limitation, medical, prescription, dental, vision, disability, employee life, accidental death and travel accident insurance plans and programs) to the extent and in accordance with the terms of those plans as generally provided to officers or other similarly situated employees of the Company.  In addition, Employee shall be eligible to participate, pursuant to their terms, in any other benefit plans offered by the Company to officers or other employees (excluding plans applicable solely to certain officers of the Company in accordance with the express terms of such plans), including, without limitation, the 401(k) Retirement and Savings Plan and CDP/SERP Plan.  Collectively the plans and arrangements described in this Paragraph 6 and as they may be amended or modified in accordance with their terms are hereinafter referred to as the “Benefits Plans.”  Notwithstanding the above, Employee understands and acknowledges that Employee is not eligible for benefits under the Dollar General Corporation Severance Plan and that the only severance benefits Employee is entitled to are set forth in this Agreement.

7.

Termination for Cause.  Under the following conditions, each of which shall constitute “Cause” or “Termination for Cause”, this Agreement may be terminated immediately at any time by Company without any liability owing to Employee or Employee’s beneficiaries under this Agreement, except for those benefits owed under any other plan or agreement covering Employee which shall be governed by the terms of such plan or agreement:

a.

Any act involving fraud, dishonesty or material misrepresentation, or any material breach of applicable regulations of competent authorities in relation to trading or dealing with stocks, securities, investments and the like;

b.

Other than as required by law, the carrying out of any activity or the making of any public statement which prejudices or reduces the good name and standing of Company or any of its affiliates or would bring any one of these into public contempt or ridicule;

c.

Attendance at work in a state of intoxication or being found in possession of any prohibited drug or substance, possession of which would amount to a criminal offense;

d.

Assault or other act of violence against any employee of Company or other person; or

e.

Conviction of any felony whatsoever or any misdemeanor involving moral turpitude.

A termination for Cause shall be effective only if the Company has given Employee written notice of its intention to terminate for Cause, describing Employee’s acts or omissions that are believed to constitute Cause, and has given Employee fair opportunity to respond.

8.

Termination upon Death.  Notwithstanding anything herein to the contrary, this Agreement shall terminate immediately upon Employee’s death, and Company shall have no further liability to Employee or his/her beneficiaries under this Agreement, except for benefits under the Benefits Plans and Stock Plan covering Employee to the extent provided by the terms of such Benefits Plans and Stock Plan.

9.

Disability.  If a Disability (as defined below) of Employee occurs during the Term, the Company may notify Employee of the Company’s intention to terminate Employee’s employment.  In that event, employment shall terminate effective on the termination date provided in such notice of termination (the “Disability Effective Date”), and this Agreement shall terminate without further liability to Employee, except for benefits under the Benefits Plans and Stock Plan covering Employee to the extent provided by the terms of such Benefits Plans and Stock Plan.  In this Agreement, “Disability” means:

(a)

a long-term disability, as defined in the Company’s applicable long-term disability plan as then in effect; or

(b)

Employee’s inability reasonably to perform his/her duties under this Agreement because of any medically determinable physical or mental impairment that (i) can reasonably be expected to result in death or (ii) has lasted or can reasonably be expected to last longer than ninety (90) consecutive days.  In this circumstance, the existence of a Disability shall be determined by the Company, in its sole and absolute discretion, upon receipt of competent medical advice from a qualified physician selected by or acceptable to the Company.  In this circumstance, Employee shall, if there is any question about his/her Disability, submit to a physical examination by a qualified physician selected by the Company. Nothing in this subsection (b) is intended to nor shall it be deemed to broaden or modify the definition of “disability” in the Company’s long-term disability plan.

10.

Employee’s Termination of Employment.

a.

Notwithstanding anything herein to the contrary, Employee may terminate his/her employment and this Agreement at any time, for no reason, with thirty (30) days written notice to Company.  Upon such termination, Employee shall be entitled to his/her prorata Base Salary through the date of termination and such other vested benefits under any other plan or agreement covering Employee which shall be governed by the terms of such plan or agreement. Employee shall not be entitled to those payments and benefits listed in paragraph 11, unless he/she terminates his/her employment for Good Reason, as defined below.

b.

Good Reason shall mean any of the following actions taken by the Company:

(i)

a reduction by the Company in the Employee’s Base Salary or target bonus level;

(ii)

the Company shall fail to continue in effect any significant Company-sponsored compensation plan or benefit (without replacing it with a similar plan or with a compensation equivalent), unless such action is in connection with across-the-board plan changes or terminations similarly affecting at least ninety-five percent (95%) of all executive employees of the Company;

(iii)

Company’s principal executive offices shall be moved to a location outside the middle-Tennessee area, or Employee is required to be based anywhere other than the Company’s principal executive offices;

(iv)

Without his/her written consent, the assignment to the Employee by the Company of duties inconsistent with, or the significant reduction of the title, powers and functions associated with, Employee’s position, titles or offices, unless such action is the result of a restructuring or realignment of duties and responsibilities by the Company, for business reasons, that leaves Employee at the same officer level (i.e., Vice President, Executive Vice President, etc.) and with a similar level of responsibility, or is the result of Employee’s failure to meet pre-established and objective performance criteria, or is the result of his/her termination  for Disability or Cause;

(v)

Any material breach by the Company of any provision of this Agreement; or

(vi)

The failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

Good Reason shall not include Employee’s death or Disability.  The Company shall have the opportunity to cure any claimed event of Good Reason (other than subparagraph (vi) above) within thirty (30) days notice from Employee.

11.

Termination without Cause or by Employee for Good Reason.  If Employee’s employment is terminated by the Company without Cause which the Company may do at any time prior to the expiration of the Term (it being understood by the Parties that termination by death or Disability shall not constitute termination without Cause), Employee terminates for Good Reason (as defined above), or the Company fails to renew or extend the Term of this Employment Agreement unless such failure to renew or extend is accompanied with a mutually agreeable severance arrangement between the Company and the Employee or is the result of Employee’s voluntary retirement, then Employee shall be entitled (in lieu of the payments referenced in Paragraph 12 below, and not in addition to), only upon the execution and effectiveness of the Release attached hereto and made a part hereof, to continuation of Employee’s Base Salary as of the date immediately preceding the termination for 24 months, payable in accordance with the Company’s normal payroll cycle and procedures. In addition, Employee shall be entitled to outplacement services, provided by the Company, for one year or until other employment is secured, whichever comes first.

In the event that there is a breach by Employee of any continuing obligations under this Agreement after termination of employment, any unpaid amounts under this Paragraph 11 shall be forfeited.  Any payments or reimbursements under this Paragraph 11 shall not be deemed the continuation of Employee’s employment for any purpose.  The Company’s obligations under this Paragraph 11 will not negate or reduce (i) any amounts otherwise due but not yet paid to Employee by the Company, or (ii) any other amounts payable to Employee outside this Agreement, or any other rights that Employee may have, under the terms of any of the applicable Benefit Plans and Stock Plan as in effect on the employment termination date.  Further, the Company may, at any time and in its sole discretion, make a lump-sum payment of all amounts, or all remaining amounts, due to Employee under this Paragraph 11.

12.

Effect of Change in Control.

a.

If within two (2) years following a Change in Control (as hereafter defined), the Company (or any successor to the Company) terminates Employee’s employment without Cause or Employee terminates his/her employment for Good Reason, then upon the execution and the effectiveness of the Release attached hereto and made a part hereof, the Company shall pay to Employee (in lieu of the payments referenced in paragraph 11 above, and not in addition to):

(i)

a lump sum payment equal to two times Employee’s Base Salary in effect immediately prior to the Change in Control plus two times the amount of Employee’s target incentive bonus payment in effect immediately prior to the Change in Control;

(ii)

a lump sum payment in an amount equal to two (2) times the annual Employee contribution to participate in the Company’s medical, dental and vision benefits program;

(iii)

outplacement services, provided by the Company, for one year or until other employment is secured, whichever comes first; and

(iv)

Employee’s awards, if any, granted pursuant to the Stock Plan or any precursor or successor plan shall fully vest and shall remain exercisable in accordance with the terms of the Stock Plan.

b.

For purposes of Paragraph 12(a), the payments described therein shall be limited to the Capped Amount.  The “Capped Amount” shall be the amount otherwise payable under Paragraph 12(a), reduced in such amount and to such extent that no amount of the payment under Paragraph 12(a), plus all other “parachute payments” under Code Section 280G (collectively “Total Payments”), would constitute an “excess parachute payment” under Code Section 280G.  Notwithstanding the preceding sentence, the Employee’s Total Payments shall not be limited to the Capped Amount if it is determined that Employee would receive at least $25,000 in greater after-tax proceeds if no such reduction is made.  The calculation of the Capped Amount and all other determinations relating to the applicability of Code Section 280G (and the rules and regulations promulgated thereunder) to the payments contemplated by this Employment Agreement shall be made by the tax department of the independent public accounting firm then responsible for preparing or auditing the Company’s consolidated federal income tax return, and such determinations shall be binding upon the Employee and the Company.

c.

Change in Control shall mean the date as of which any of the following occurs:

(i)

The Consummation of an acquisition after which any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (hereinafter “Exchange Act”) shall have beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act (hereinafter “Beneficial Ownership”) of 35% or more of the Voting Securities of the Company; provided, however, that for purposes of the preceding sentence, the following acquisitions of Voting Securities of the Company shall not constitute a Change in Control:

(A)

ownership or an acquisition by Cal Turner, James Stephen Turner or a member or members of his/her or their immediate family or any trust, partnership, foundation or similar entity for the exclusive benefit of any such persons (collectively, the “Turner Family Interests”);

(B)

any acquisition directly from the Company;

(C)

any acquisition by the Company or an affiliate which the Company Controls;

(D)

any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company;

(E)

any acquisition by a qualified pension plan or publicly held mutual fund;

(F)

any acquisition by the Employee or a group within the meaning of Section 14(d) of the Exchange Act that includes the Employee; or

(G)

any Business Combination which would not otherwise constitute a Change in Control because of the application of clauses (A), (B) and (C) of Paragraph 12(c)(iii).

(ii)

A change in the composition of the Board of Directors of the Company whereby individuals who constitute the Board of Directors of the Company as of the Effective Date of this Agreement (plus any individual who shall become a director subsequent to such date whose election or nomination for election by the shareholders was approved by a vote of at least 75% of the directors then comprising the Board of Directors) (hereinafter “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors.  Notwithstanding the foregoing, no individual who shall become a director of the Board of Directors subsequent to the Effective Date whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act other than the Board of Directors shall be a member of the Incumbent Board.

(iii)

Consummation of a Business Combination, unless, immediately following such Business Combination, all of the following three conditions are met:

(A)

all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of the Voting Securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of the Voting Securities of the Company or all or substantially all of the Company’s assets) (such surviving or resulting corporation to be referred to as “Surviving Company”), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities of the Company;

(B)

no individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding any corporation resulting from such Business Combination, the Turner Family Interests, any qualified pension plan, a publicly held mutual fund, the Employee, a group within the meaning of Section 14(d) of the Exchange Act that includes the Employee, or an employee benefit plan (or related trust) of the Company or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 35% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed immediately prior to the Business Combination; and

(C)

at least a majority of the members of the board of directors of the Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination.

(iv)

For purposes of subparagraphs (i) - (iii) above, the terms below shall have the following meanings:

(A)

“Business Combination” shall mean a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company.

(B)

“Consummation” shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation’s shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or governmental agencies.

(C)

“Control” shall mean, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation’s Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity’s voting equity interests.

(D)

“Voting Securities” shall mean the outstanding voting securities of a company entitling the holder thereof to vote generally in the election of such company’s directors.

13.

Publicity; No Disparaging Statement.  Except as otherwise provided in Paragraph 14 hereof, Employee and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

14.

Confidentiality and Legal Process.  Employee represents and agrees that he/she will keep the terms, amount and fact of this Agreement confidential and that he/she will not hereafter disclose any information concerning this Agreement to any one other than his/her personal agents.  Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit Employee from performing any duty or obligation that shall arise as a matter of law.  Specifically, Employee shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process.  This Agreement is not intended in any way to proscribe Employee’s right and ability to provide information to any federal, state or local government in the lawful exercise of such government’s governmental functions.

15.

Business Protection Provision Definitions.

a.

Preamble.  As a material inducement to the Company to enter into this Agreement, and its recognition of the valuable experience, knowledge and proprietary information Employee will gain from his/her employment with the Company, Employee warrants and agrees he/she will abide by and adhere to the business protection provisions in Paragraphs 15, 16, 17, 18 and 19 herein.

b.

Definitions.  For purposes of Paragraphs 15, 16, 17, 18, 19 and 20 herein, the following terms shall have the following meanings:

(i)

“Competitive Position” shall mean any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the Employee and (x) any person or Entity engaged wholly or in material part in the business in which the Company is engaged, including but not limited to such other similar businesses as Wal-Mart, Family Dollar Stores, Fred’s, the 99 Cents Stores and Dollar Tree Stores, or (y) any person or Entity then attempting or planning to enter the business in which the Company is engaged (i.e., the deep discount consumable basics retail business) whereby the Employee is required to or does perform services on behalf of or for the benefit of such person or Entity which are substantially similar to the services Employee participated in or directed at any time while employed by the Company or any of its affiliates.

(ii)

“Confidential Information” shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the Company, other than “Trade Secrets” (as defined below), which is of tangible or intangible value to the Company and the details of which are not generally known to the competitors of the Company.  Confidential Information shall also include any items marked “CONFIDENTIAL” or some similar designation or which are otherwise identified as being confidential.

(iii)

“Entity” or “Entities” shall mean any business, individual, partnership, joint venture, agency, governmental agency, body or subdivision, association, firm, corporation, limited liability company or other entity of any kind.

(iv)

“Restricted Period” shall mean two (2) years following the Employee’s termination date.

(v)

“Territory” shall include those states in which the Company maintains stores at Employee’s termination date.

(vi)

“Trade Secrets” shall mean information or data of or about the Company, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers that:  (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (C) any other information which is defined as a “trade secret” under applicable law.

(vii)

“Work Product” shall mean all tangible work product, property, data, documentation, “know-how,” concepts or plans, inventions, improvements, techniques and processes relating to the Company that were conceived, discovered, created, written, revised or developed by Employee during the term of his/her employment with the Company.

16.

Nondisclosure:  Ownership of Proprietary Property.

a.

In recognition of the need of the Company to protect its legitimate business interests during the Term of this Agreement and thereafter, Confidential Information and Trade Secrets, Employee hereby covenants and agrees that Employee shall regard and treat Trade Secrets and all Confidential Information as strictly confidential and wholly-owned by the Company and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party or Entity for any purpose other than in accordance with this Agreement or as required by applicable law:  (i) with regard to each item constituting a Trade Secret, at all times such information remains a “trade secret” under applicable law, and (ii) with regard to any Confidential Information, for the Restricted Period.

b.

Employee shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information, and he/she shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware.  Employee shall assist the Company, to the extent necessary, in the protection of or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information.

c.

All Work Product shall be owned exclusively by the Company.  To the greatest extent possible, any Work Product shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended), and Employee hereby unconditionally and irrevocably transfers and assigns to the Company all right, title and interest Employee currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights.  Employee agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate, from time to time, to protect the rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the Company.

17.

Non-Interference with Employees.  Employee covenants and agrees that during the Restricted Period he/she will not, either directly or indirectly, alone or in conjunction with any other person or Entity:  (a) actively recruit, solicit, attempt to solicit, or induce any person who is an exempt employee of the Company or any of its subsidiaries, or is an officer or exempt employee of any of the other DG Entities to leave or cease such employment for any reason whatsoever; or (b) hire or engage the services of any such person described in Paragraph 17(a) above in any business substantially similar or competitive with that in which the Company was engaged during his/her employment.

18.

Non-Interference with Business Relationships.

a.

Employee acknowledges that in the course of employment, he/she will learn about Company’s business, services, materials, programs and products and the manner in which they are developed, marketed, serviced and provided.  Employee knows and acknowledges that the Company has invested considerable time and money in developing its programs, agreements, stores, vendors, representatives, services, products and marketing techniques and that they are unique and original.  Employee further acknowledges that the Company must keep secret all pertinent information divulged to Employee and Company’s business concepts, ideas, programs, plans and processes, so as not to aid Company’s competitors.  Accordingly, Company is entitled to the following protection, which Employee agrees is reasonable:

b.

Employee covenants and agrees that during the Restricted Period, he/she will not, on his/her own behalf or on behalf of any person or Entity, solicit, direct, appropriate, call upon, or initiate communication or contact with any person or entity or any representative of any person or entity, with whom Employee had contact during his/her employment, in such a way as to interfere with Company’s business relationships.

19.

Agreement Not to Work in Competitive Position.

a.

Employee covenants and agrees not to obtain or work in a Competitive Position within the Territory for the Restricted Period.

b.

Employee and Company expressly covenant and agree that the scope, territorial, time and other restrictions contained in this entire Agreement constitute the most reasonable and equitable restrictions possible to protect the business interest of the Company given: (i) the business of the Company; (ii) the competitive nature of the Company’s industry; and (iii) that Employee’s skills are such that he/she could easily find alternative, commensurate employment or consulting work in his/her field which would not violate any of the provisions of this Agreement.  The Employee further acknowledges that the compensation and benefits described in Paragraphs 5, 11 and 12 are also in consideration of his/her covenants and agreements contained in Paragraphs 15 through 19 hereof.

20.

Return of Materials. Upon the Employee’s termination, or at any point after that time, upon the specific request of the Company, Employee shall return to the Company all written or descriptive materials of any kind belonging or relating to the Company or its affiliates, including, without limitation, any originals, copies and abstracts containing any Work Product, intellectual property, Confidential Information and Trade Secrets in Employee’s possession or control.

21.

General Provisions.

a.

Amendment.  This Agreement may be amended or modified only by a writing signed by both of the parties hereto.

b.

Binding Agreement.  This Agreement shall inure to the benefit of and be binding upon Employee, his/her heirs and personal representatives, and the Company and its successors and assigns.

c.

Waiver Of Breach; Specific Performance.  The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.  Each of the parties to this Agreement will be entitled to enforce its or his/her rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his/her favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its or his/her sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

d.

Unsecured General Creditor.  The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of the Company.

e.

No Effect On Other Arrangements.  It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Employee may be entitled or for which he/she may be eligible, whether funded or unfunded, by reason of his/her employment with the Company.

f.

Tax Withholding.  There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Employee.

g.

Notices.

(i)

All notices and all other communications provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service, or sent by facsimile, as follows:

If to Company to:

Dollar General Corporation

Attn: General Counsel

1 Mission Ridge

Goodlettsville, TN  37072-2171

Facsimile: (615)855-5180

If to Employee to:

David Tehle

4408 Fairfax Ave.

Dallas, TX 75205

(ii)

All notices sent under this Agreement shall be deemed given twenty-four (24) hours after sent by facsimile or courier, seventy-two (72) hours after sent by certified or registered mail and when delivered if personal delivery.

(iii)

Either party hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Paragraph.

h.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee (without giving effect to conflict of laws).

i.

Entire Agreement.  This Agreement contains the full and complete understanding of the parties hereto with respect to the subject matter contained herein and this Agreement supersedes and replaces any prior agreement, either oral or written, which Employee may have with Company that relates generally to the same subject matter.

j.

Assignment.  This Agreement may not be assigned by Employee, and any attempted assignment shall be null and void and of no force or effect.

k.

Severability.  If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, and to that end the provisions hereof shall be deemed severable.

l.

Paragraph Headings.  The paragraph headings set forth herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement whatsoever.

m.

Interpretation.  Should a provision of this Agreement require judicial interpretation, it is agreed that the judicial body interpreting or construing the Agreement shall not apply the assumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement, it being agreed that all parties and/or their agents have participated in the preparation hereof.

n.

Voluntary Agreement.  Employee and Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement.  Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with legal, tax or other adviser(s) of such party’s choice before executing this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement effective the 7th day of June, 2004.

“COMPANY”

DOLLAR GENERAL CORPORATION

By:	/s/ David A. Perdue

Its:	Chairman and CEO

“EMPLOYEE”

/s/ David Tehle
David Tehle

Witnessed By:

/s/ Mona Tehle

Addendum to Employment

Agreement with ___________________

RELEASE AGREEMENT

THIS RELEASE (“Release”) is made and entered into by and between _________________ (“Employee”) and DOLLAR GENERAL CORPORATION, and its successor or assigns (“Company”).

WHEREAS, Employee and Company have agreed that Employee’s employment with Dollar General Corporation shall terminate on ___________________;

WHEREAS, Employee and the Company have previously entered into that certain Employment Agreement, effective _____________________ (“Agreement”), that this Release is incorporated therein by reference;

WHEREAS, Employee and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee’s employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

WHEREAS, the Company desires to compensate Employee in accordance with the Agreement for service he/she has provided or will provide for the Company;

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.

Claims Released Under This Agreement.

In exchange for receiving the benefits described in Paragraph 11 or 12 of the Agreement, I hereby voluntarily and irrevocably waive, release, dismiss with prejudice, and withdraw all claims, complaints, suits or demands of any kind whatsoever (whether known or unknown) which I ever had, may have, or now have against Company and other current or former subsidiaries or affiliates of the Company and their past, present and future officers, directors, employees, agents, insurers and attorneys (collectively, the “Releasees”), arising from or relating to (directly or indirectly) my employment or the termination of my employment or other events occurred as of the date of execution of this Agreement, including but not limited to:

a.

claims for violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, 42 U.S.C. § 1981, the Sarbanes Oxley Act of 2002, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act;

b.

claims for violations of any other federal or state statute or regulation or local ordinance;

c.

claims for lost or unpaid wages, compensation, or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, fraud, misrepresentation, conversion, tortious interference, breach of contract, or breach of fiduciary duty;

d.

claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement, or any other similar type plan sponsored by the Company (except for benefits specifically provided for under the Benefits Plans as specified in Section 2, below); or

e.

any other claims under state law arising in tort or contract.

2.

Claims Not Released Under This Agreement.

In signing this Agreement, I am not releasing any claims that may arise under the terms of this Agreement or which may arise out of events occurring after the date I execute this Agreement.

I am also not releasing claims to benefits that I am already entitled to receive under the Benefits Plans.  However, I understand and acknowledge that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans.

Nothing in this Agreement shall prohibit me from engaging in protected activities under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency concerning any potential violation of the law.

3.

No Assignment of Claim.  Employee represents that he/she has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any party prior to the date of this Release.

4.

Compensation.  In accordance with the Agreement, the Company agrees to pay the Employee, or if he/she becomes eligible for payments under Paragraph 11 or 12 but dies before receipt thereof, his/her spouse or his/her estate, as the case may be, the amount provided in Paragraph 11 or 12 of the Agreement.

5.

Publicity; No Disparaging Statement.  Except as otherwise provided in Paragraph 14 of the Agreement, Employee and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

6.

No Admission Of Liability.  This Release shall not in any way be construed as an admission by the Company or Employee of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself/herself, its or his/her employees or agents.

7.

Voluntary Execution.  Employee warrants, represents and agrees that he/she has been encouraged in writing to seek advice from anyone of his/her choosing regarding this Release, including his/her attorney and accountant or tax advisor prior to his/her signing it; that this Release represents written notice to do so; that he/she has been given the opportunity and sufficient time to seek such advice; and that he/she fully understands the meaning and contents of this Release. He/she further represents and warrants that he/she was not coerced, threatened or otherwise forced to sign this Release, and that his/her signature appearing hereinafter is voluntary and genuine.  EMPLOYEE UNDERSTANDS THAT HE/SHE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE/SHE DESIRES TO ENTER INTO THIS RELEASE.

8.

Ability to Revoke Agreement.  EMPLOYEE UNDERSTANDS THAT HE/SHE MAY REVOKE THIS RELEASE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF HIS/HER EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD.  HE/SHE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON HIM/HER AND HIS/HER HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and Agreed To:

“COMPANY”

DOLLAR GENERAL CORPORATION

By:

Its:

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY

HAVE.  I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

“EMPLOYEE”

Date

WITNESSED BY:

Date